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                                                         Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of National Medical Financial Services Corporation on Form S-3
(File No. 333-11381) of our report dated February 26, 1997, on our audit of the financial statements of National Medical Financial Services Corporation as of December 31, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.



/s/  Coopers & Lybrand L.L.P.
-----------------------------
COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1997